Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-10

Nuran Wireless Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Shares		457(o)		$		$0.0001381	$
Fees to be Paid	Other	Warrants		457(o)				0.0001381
Fees to be Paid	Other	Units		457(o)				0.0001381
Fees to be Paid	Other	Subscription Receipts		457(o)				0.0001381
Fees to be Paid	Other	Debt Securities		457(o)				0.0001381
Fees to be Paid	Unallocated (Universal) Shelf		(1)	457(o)		$	$70,570,000.00	0.0001381		$9,745.72

Total Offering Amounts:							$70,570,000.00			9,745.72
Total Fees Previously Paid:										0.00
Total Fee Offsets:										0.00
Net Fee Due:										$9,745.72

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Offering Note(s)

(1)	There are being registered under this Registration Statement such indeterminate number of common shares, warrants, units, subscription receipts, and debt securities of the Registrant, and a combination of such securities, separately or as units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed US$70,570,000 (converted from C$100,000,000 at an exchange rate of C$1.00=US$0.7057, which was the daily exchange rate as reported by the Bank of Canada on June 19, 2026, a date within 5 business days of filing this Registration Statement). The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), as amended, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the registrant in connection with the sale of the securities under this Registration Statement.

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act.